Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Rasna Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tiziano Lazzaretti, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 14, 2020

/s/ Tiziano Lazzaretti
Name: Tiziano Lazzaretti Title: Chief Financial Officer, (Principal Executive Officer and Principal Financial Officer)